UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

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AMERICAN DIVERSIFIED HOLDINGS CORP

(Exact name of registrant as specified in its charter)

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Nevada	001-16813	88-0490720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Moorings Dr Lantana Fl 33426

(Address of Principal Executive Offices) (Zip Code)

(646) 652-6502

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition

Item 8.01 Other Events

The company is currently updating its Nevada State filings to include the completed 2 mergers of Imprebe Spain company, a roof and flooring infrastructure maintenance company and Keene Developments a real estate company in Canada.

The current share structure of ADHC is as follows:

Authorized Shares = 1,000,000,000

Outstanding Shares = 996,493,171

Restricted shares = 597,661,259

Restricted shares meaning insider Shares Control Block of 496,878,928

Unrestricted of 398,831,912 meaning in certificate format or free to enter the market subject to SEC and clearing house rules

92,176,217 Float meaning shares that currently trade

The company intends to hold a vote to increase its authorized share capital to 2,000,000,000 shares

The company intends to use these shares for further planned acquisitions such as a spanish fine wine producer and winery, a Spain based hemp and CBD production farm, and a USA based iPuff CBD operating company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN DIVERSIFIED HOLDINGS CORP

By	/s/ Daniel Sobolowski
Name: Daniel Sobolowki Title: Chief Executive Officer

Date:  October 21, 2019

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